Exhibit 99.1

FIRST SAVINGS FINANCIAL GROUP, INC. REPORTS FINANCIAL RESULTS FOR THE FIRST FISCAL QUARTER ENDED DECEMBER 31, 2020

Jeffersonville, Indiana — February 1, 2021. First Savings Financial Group, Inc. (NASDAQ: FSFG - news) (the "Company"), the holding company for First Savings Bank (the "Bank"), today reported net income of $9.9 million, or $4.16 per diluted share, for the quarter ended December 31, 2020 compared to net income of $3.4 million, or $1.44 per diluted share, for the quarter ended December 31, 2019, resulting in an increase of 189% on a per share basis.

Commenting on the Company’s performance, Larry W. Myers, President and CEO stated: “Because of the tireless dedication of our experienced staff who continually serve the needs of our customers and communities during these very challenging times, we continue to deliver meaningful value to our shareholders. We continue to experience strong earnings, asset and deposit growth; resiliency of asset quality; stability of the net interest margin; and substantial increases to stockholders’ equity. The core bank and ancillary business lines continue to perform exceptionally well. I have confidence that the Company is well-positioned to continue thriving during this challenging environment and I thank our staff for their continued efforts during such.”

On December 31, 2020, the Bank completed the acquisition of the minority interest in Q2 Business Capital, LLC (“Q2”), which specializes in the origination, sale and servicing of U.S. Small Business Administration (“SBA”) loans. Effective January 1, 2021, Q2 is a wholly-owned subsidiary of the Bank.

COVID-19 Pandemic Loan Information

We continue to assist customers experiencing COVID-19 pandemic related hardships by approving payment extensions or loan forbearance agreements, and by waiving or refunding certain fees. During the initial onset of the COVID-19 pandemic, we proactively contacted all commercial borrowers and offered uniform payment extensions or loan forbearance agreements, while requests from consumer borrowers were reviewed and approved on a case-by-case basis. Payment extensions or loan forbearance agreements were generally for periods of three months and included deferment of both principal and interest. Following the expiration of the initial payment extensions or loan forbearance agreements, we entertain requests for extended periods on a case-by-case basis, which will generally include deferment of only the principal portion of payments for a period of up to three months. The table below summarizes payment extensions or loan forbearance agreements that were in effect at January 22, 2021.

(Dollars in thousands)	Number of Loans	Outstanding Principal Balance (1)	SBA- Guaranteed Principal Balance
Residential real estate	4	$315	$-
Commercial real estate	4	10,788	-
SBA commercial real estate	10	7,444	3,063
Multifamily	1	3,590	-
SBA commercial business	15	4,134	-
Consumer	1	30	-

Total	35	$26,301	$3,063

(1)	The outstanding principal balance includes amounts guaranteed by the SBA.

As a result of the COVID-19 pandemic, the leisure and hospitality industries carry a higher degree of credit risk. Based on our evaluation of the allowance for loan losses at December 31, 2020, management believes sufficient reserves are in place to cover estimated losses at that date. However, as the pandemic continues, additional losses could be recognized and additional provisions for loan losses may be required.

At December 31, 2020, the outstanding principal balance of loans secured by restaurant related collateral was $168.2 million, of which $74.9 million is fully guaranteed by the SBA (including $74.5 million of PPP loans) and $83.8 million is secured by commercial real estate where the collateral property is leased to national-brand, investment-grade tenants. Two of the SBA commercial loans included in the preceding table totaling $361,000 were secured by restaurant related collateral.

At December 31, 2020, the outstanding principal balances of loans secured by hotel real estate was $17.4 million, of which $3.7 million is fully guaranteed by the SBA (including $606,000 of PPP loans). Three of the commercial real estate and two of the SBA commercial real loans included in the preceding table totaling $9.9 million and $5.2 million, respectively, were secured by hotel real estate.

Under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, which was signed into law on March 27, 2020, the SBA will make six months of principal and interest payments for loans of existing SBA clients that were in “regular servicing status” (not delinquent) at March 27, 2020 and for loans of new SBA clients originated between March 27, 2020 and September 27, 2020. The CARES Act provided financial support for many of the SBA clients, which resulted in relatively few of such requiring payment extensions or loan forbearance agreements. Following the expiration of the SBA-provided loan payments under the CARES Act for most of the SBA clients, the twenty five SBA clients included in the preceding table, which operate in COVID-sensitive industries, were granted payment extensions or loan forbearance agreements. The Coronavirus Response and Relief Supplemental Appropriations Act (“CRRSAA”), which was signed into law on December 27, 2020, will provide additional SBA-provided loan payments to eligible SBA clients beginning in February 2021, including the aforementioned twenty five SBA clients following the expiration of their payment extensions or loan forbearance agreements.

The Company participated in the SBA’s Paycheck Protection Program (“PPP”), which was originally authorized by the CARES Act. At December 31, 2020, the outstanding principal balance of PPP loans was $178.5 million and net deferred loan fees related to PPP loans was approximately $2.7 million, which will be recognized over the life of the loans and as borrowers are granted forgiveness. The Company is also participating in the second round of the PPP, which was authorized by the CRRSAA and is currently in its early stages.

Results of Operations for the Three Months Ended December 31, 2020 and 2019

Net interest income increased $3.0 million, or 27.3%, to $13.7 million for the quarter ended December 31, 2020 as compared to the same quarter in 2019. The increase in net interest income was due to a $2.4 million increase in interest income and a $588,000 decrease in interest expense. Interest income increased due to an increase in the average balance of interest-earning assets of $460.0 million, from $1.17 billion for 2019 to $1.63 billion for 2020, partially offset by a decrease in the weighted-average tax-equivalent yield, from 4.79% for 2019 to 4.03% for 2020. The decrease in the weighted-average tax-equivalent yield for 2020 is primarily due to an increase in the average balance of PPP loans of $179.3 million as well as decreasing market interest rates on loans. Interest expense decreased due to a decrease in the average cost of interest-bearing liabilities, from 1.23% for 2019 to 0.70% for 2020, partially offset by an increase in the average balance of interest-bearing liabilities of $375.7 million, from $935.1 million for 2019 to $1.31 billion for 2020. The decrease in the average cost of interest-bearing liabilities for 2020 was due primarily to decreasing market interest rates on deposits and Federal Home Loan Bank (“FHLB”) borrowings, as well as the Company’s participation in the Federal Reserve Bank’s PPP Liquidity Facility (“PPPLF”), which carries a fixed interest rate of 0.35% and is secured by the Company’s PPP loans.

The Company recognized $668,000 in provision for loan losses for the quarter ended December 31, 2020, compared to $505,000 for the comparable quarter in 2019. Nonperforming loans, which consist of nonaccrual loans and loans over 90 days past due and still accruing interest, decreased $1.2 million, from $13.6 million at September 30, 2020 to $12.4 million at December 31, 2020. The Company recognized net charge-offs of $570,000 for the quarter ended December 31, 2020, of which $506,000 was related to unguaranteed portions of SBA loans, compared to net charge-offs of $15,000 for the same quarter in 2019. The increase in the provision for loan losses for 2020 was primarily due to increased charge-offs during the quarter as well as changes to qualitative factors within the allowance for loan losses calculation related to economic uncertainties surrounding COVID-19.

Noninterest income increased $28.0 million for the quarter ended December 31, 2020 as compared to the same quarter in 2019. The increase was primarily due to increases in mortgage banking income of $26.4 million and net gains on sales of SBA loans of $506,000. The increase in mortgage banking income was due to production from the secondary-market residential mortgage lending segment that commenced operations in April 2018. Additional details regarding the financial performance of the mortgage banking and SBA lending segments are included in the “Segmented Statements of Income Information” table at the end of this release.

Noninterest expense increased $20.1 million for the quarter ended December 31, 2020 as compared to the same quarter in 2019. The increase was primarily due to an increase in compensation and benefits of $16.0 million and increases in other operating expense and advertising expense of $1.5 million and $845,000, respectively. The increase in compensation and benefits expense is attributable to the addition of new employees primarily to support the growth of the Company’s mortgage banking and SBA lending activities, routine salary and benefits adjustments, and increased incentive compensation primarily as a result of the performance of the Company’s mortgage banking segment. The increases in other operating expense and advertising expense were primarily due to increased volume from the mortgage banking segment.

The Company recognized income tax expense of $4.5 million for the quarter ended December 31, 2020, as compared to income tax expense of $638,000 for the same quarter in 2019. The effective tax rate increased from 15.0% for the quarter ended December 31, 2019 to 30.5% for the quarter ended December 31, 2020 primarily due to increases in pre-tax income and nondeductible executive compensation.

Comparison of Financial Condition at December 31, 2020 and September 30, 2020

Total assets increased $108.3 million, from $1.76 billion at September 30, 2020 to $1.87 billion at December 31, 2020. Net loans increased $24.6 million during the quarter ended December 31, 2020, primarily due to continued growth in the single tenant net lease commercial real estate loan portfolio. Residential mortgage loans held for sale and SBA loans held for sale also increased by $66.8 million and $4.9 million, respectively, during the quarter ended December 31, 2020 due to increased production from the mortgage banking and SBA lending segments. Total liabilities increased $100.1 million primarily due to an increase of $73.2 million in total deposits and an increase of $29.2 million in FHLB borrowings.

Common stockholders’ equity increased $8.5 million, from $157.3 million at September 30, 2020 to $165.7 million at December 31, 2020, due primarily to increases in retained net income and net unrealized gains on available for sale securities included in accumulated other comprehensive income of $9.5 million and $680,000, respectively, partially offset by a decrease in additional paid in capital of $1.7 million. The decrease in additional paid in capital was due to the acquisition of the minority interest in Q2. At December 31, 2020 and September 30, 2020, the Bank was considered “well-capitalized” under applicable regulatory capital guidelines.

First Savings Bank has fifteen offices in the Indiana communities of Clarksville, Jeffersonville, Charlestown, Sellersburg, New Albany, Georgetown, Corydon, Lanesville, Elizabeth, English, Marengo, Salem, Odon and Montgomery. Access to First Savings Bank accounts, including online banking and electronic bill payments, is available anywhere with Internet access through the Bank's website at www.fsbbank.net.

This release may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including the duration, extent and severity of the COVID-19 pandemic, including its effect on our customers, service providers and on the economy and financial markets in general, changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

Contact:

Tony A. Schoen, CPA

Chief Financial Officer

812-283-0724

FIRST SAVINGS FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

OPERATING DATA:

	Three Months Ended
	December 31,
(In thousands, except share and per share data)	2020	2019
Total interest income	$16,026	$13,661
Total interest expense	2,287	2,875

Net interest income	13,739	10,786
Provision for loan losses	668	505

Net interest income after provision for loan losses	13,071	10,281

Total noninterest income	46,183	18,232
Total noninterest expense	44,402	24,272

Income before income taxes	14,852	4,241
Income tax expense	4,527	638

Net income	10,325	3,603

Less: Net income attributable to noncontrolling interests	402	164

Net income attributable to the Company	$9,923	$3,439

Net income per share, basic	$4.19	$1.47
Weighted average shares outstanding, basic	2,367,061	2,340,619

Net income per share, diluted	$4.16	$1.44
Weighted average shares outstanding, diluted	2,384,702	2,382,754

Performance ratios (annualized):
Return on average assets	2.23%	1.09%
Return on average common stockholders' equity	24.52%	11.24%
Interest rate spread (tax equivalent basis)	3.33%	3.56%
Net interest margin (tax equivalent basis)	3.46%	3.80%
Efficiency ratio	74.10%	83.64%

FINANCIAL CONDITION DATA:

	December 31,	September 30,	Increase
(In thousands, except per share data)	2020	2020	(Decrease)
Total assets	$1,872,911	$1,764,625	$108,286
Cash and cash equivalents	35,392	33,726	1,666
Investment securities	205,661	204,067	1,594
Loans held for sale	357,242	285,525	71,717
Gross loans (1)	1,131,832	1,107,089	24,743
Allowance for loan losses	17,124	17,026	98
Interest earning assets	1,718,994	1,620,831	98,163
Goodwill	9,848	9,848	-
Core deposit intangibles	1,149	1,202	(53)
Loan servicing rights	35,232	25,451	9,781
Noninterest-bearing deposits	272,241	242,673	29,568
Interest-bearing deposits (2)	849,079	805,403	43,676
Federal Home Loan Bank borrowings	340,092	310,858	29,234
Federal Reserve PPPLF borrowings	172,772	174,834	(2,062)
Total liabilities	1,707,166	1,607,060	100,106
Stockholders' equity, net of noncontrolling interests	165,745	157,272	8,473

Book value per share	$69.79	$66.21	$3.61
Tangible book value per share (3)	65.16	61.56	3.63

Non-performing assets:
Nonaccrual loans - SBA guaranteed	$3,709	$3,709	$-
Nonaccrual loans - unguaranteed	8,698	9,906	(1,208)
Total nonaccrual loans	$12,407	$13,615	$(1,208)
Accruing loans past due 90 days	-	-	-
Total non-performing loans	12,407	13,615	(1,208)
Foreclosed real estate	315	-	315
Troubled debt restructurings classified as performing loans	1,950	3,069	(1,119)
Total non-performing assets	$14,672	$16,684	$(2,012)
Asset quality ratios:
Allowance for loan losses as a percent of total gross loans	1.51%	1.54%	(0.02%)
Allowance for loan losses as a percent of total gross loans, excluding PPP loans (4)	1.80%	1.84%	(0.04%)
Allowance for loan losses as a percent of nonperforming loans	138.02%	125.05%	12.97%
Nonperforming loans as a percent of total gross loans	1.10%	1.23%	(0.13%)
Nonperforming assets as a percent of total assets	0.78%	0.95%	(0.16%)

(1)	Includes $178.5 million and $180.6 million of PPP loans at December 31, 2020 and September 30, 2020, respectively.

(2)	Includes $147.5 million and $132.1 million of brokered and reciprocal certificates of deposit at December 31, 2020 and September 30, 2020, respectively.

(3)	See reconciliation of GAAP and Non-GAAP financial measures for additional information relating to calculation of this item.

(4)	Denominator excludes PPP loans, which are fully guaranteed by the SBA. This ratio is non-GAAP, but is believed by management to be meaningful because it provides a comparable ratio after eliminating PPP loans.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED):

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding the Company's performance.  The Company believes the financial measures presented below are important because of their widespread use by investors as a means to evaluate capital adequacy and earnings.  The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

Tangible Book Value Per Share	December 31,	September 30,	Increase
(In thousands, except share and per share data)	2020	2020	(Decrease)
Stockholders' equity, net of noncontrolling interests (GAAP)	$165,745	$157,272	$8,473
Less: goodwill and core deposit intangibles	(10,997)	(11,050)	53
Tangible equity (non-GAAP)	$154,748	$146,222	$109,789

Outstanding common shares	2,374,927	2,375,324	(397)

Tangible book value per share (non-GAAP)	$65.16	$61.56	$3.60

Book value per share (GAAP)	$69.79	$66.21	$3.58

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED):

	As of
Summarized Consolidated Balance Sheets	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except per share data)	2020	2020	2020	2020	2019
Total cash and cash equivalents	$35,392	$33,726	$27,544	$22,603	$41,327
Total investment securities	205,661	204,067	205,960	186,873	179,991
Total loans held for sale	357,242	285,525	210,077	163,927	110,523
Total loans, net of allowance for loan losses	1,114,708	1,090,063	1,081,381	877,276	851,700
PPP loans	178,499	180,561	180,536	-	-
Loan servicing rights	35,232	25,451	13,563	6,946	6,258
Total assets	1,872,911	1,764,625	1,661,281	1,368,252	1,292,573

Total deposits	$1,121,320	$1,048,076	$982,870	$937,306	$885,598
Federal Home Loan Bank borrowings	340,092	310,858	298,622	270,000	239,566
Federal Reserve PPPLF borrowings	172,772	174,834	174,834	-	-

Stockholders' equity, net of noncontrolling interests	$165,745	$157,272	$142,362	$116,659	$123,810
Noncontrolling interests in subsidiary	-	293	(214)	(414)	368
Total equity	165,745	157,565	142,148	116,245	124,178

Outstanding common shares	2,374,927	2,375,324	2,375,324	2,375,324	2,357,369

	Three Months Ended
Summarized Consolidated Statements of Income	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except per share data)	2020	2020	2020	2020	2019
Total interest income	$16,026	$15,765	$14,719	$13,554	$13,661
Total interest expense	2,287	2,337	2,543	2,783	2,875
Net interest income	13,739	13,428	12,176	10,771	10,786
Provision for loan losses	668	2,772	2,980	1,705	505
Net interest income after provision for loan losses	13,071	10,656	9,196	9,066	10,281

Total noninterest income	46,183	57,024	46,962	11,133	18,232
Total noninterest expense	44,402	44,452	35,009	22,075	24,272
Income (loss) before income taxes	14,852	23,228	21,149	(1,876)	4,241
Income tax expense (benefit)	4,527	7,257	5,540	(774)	638
Net income (loss)	10,325	15,971	15,609	(1,102)	3,603
Less: net income (loss) attributable to noncontrolling interests	402	834	204	(475)	164
Net income (loss) attributable to the Company	$9,923	$15,137	$15,405	$(627)	$3,439

Net income (loss) per share, basic	$4.19	$6.40	$6.51	$(0.27)	$1.47
Weighted average shares outstanding, basic	2,367,061	2,365,217	2,365,217	2,355,750	2,340,619

Net income (loss) per share, diluted	$4.16	$6.39	$6.51	$(0.26)	$1.44
Weighted average shares outstanding, diluted	2,384,702	2,370,694	2,366,787	2,379,901	2,382,754

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Consolidated Performance Ratios (Annualized)	2020	2020	2020	2020	2019
Return on average assets	2.23%	3.44%	4.02%	(0.19%)	1.09%
Return on average equity	25.43%	43.46%	48.75%	(3.51%)	11.76%
Return on average common stockholders' equity	24.52%	41.08%	47.91%	(2.00%)	11.24%
Net interest margin (tax equivalent basis)	3.46%	3.40%	3.52%	3.68%	3.80%
Efficiency ratio	74.10%	63.10%	59.20%	100.78%	83.64%

	As of or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Consolidated Asset Quality Ratios	2020	2020	2020	2020	2019
Nonperforming loans as a percentage of total loans	1.10%	1.23%	1.26%	1.55%	0.64%
Nonperforming assets as a percentage of total assets	0.78%	0.95%	1.17%	1.45%	1.00%
Allowance for loan losses as a percentage of total loans	1.51%	1.54%	1.34%	1.32%	1.22%
Allowance for loan losses as a percentage of nonperforming loans	138.02%	125.05%	106.01%	84.67%	191.18%
Net charge-offs (recoveries) to average outstanding loans	0.04%	0.03%	0.00%	0.06%	0.00%

	Three Months Ended
Segmented Statements of Income Information	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except per share data)	2020	2020	2020	2020	2019
Core Banking Segment:
Net interest income	$10,861	$10,512	$9,645	$9,035	$9,012
Provision for loan losses	702	2,232	1,668	216	520
Net interest income after provision for loan losses	10,159	8,280	7,977	8,819	8,492
Noninterest income	1,552	1,779	1,324	1,411	1,391
Noninterest expense	8,112	7,920	7,633	6,720	7,109
Income before income taxes	3,599	2,139	1,668	3,510	2,774
Income tax expense	570	482	276	591	330
Net income attributable to the Company	$3,029	$1,657	$1,392	$2,919	$2,444

SBA Lending Segment (Q2):
Net interest income	$2,147	$1,959	$1,584	$1,151	$1,217
Provision for loan losses	(34)	540	1,312	1,489	(15)
Net interest income (loss) after provision for loan losses	2,181	1,419	272	(338)	1,232
Noninterest income	1,385	2,828	1,785	1,209	929
Noninterest expense	2,746	2,545	1,642	1,841	1,825
Income (loss) before income taxes	820	1,702	415	(970)	336
Income tax expense (benefit)	105	217	53	(124)	43
Net income (loss)	715	1,485	362	(846)	293
Less: net income (loss) attributable to noncontrolling interests	402	834	204	(475)	164
Net income (loss) attributable to the Company	$313	$651	$158	$(371)	$129

Mortgage Banking Segment:
Net interest income	$731	$957	$947	$585	$557
Provision for loan losses	-	-	-	-	-
Net interest income after provision for loan losses	731	957	947	585	557
Noninterest income	43,246	52,417	43,853	8,513	15,912
Noninterest expense	33,544	33,987	25,734	13,514	15,338
Income (loss) before income taxes	10,433	19,387	19,066	(4,416)	1,131
Income tax expense (benefit)	3,852	6,558	5,211	(1,241)	265
Net income (loss) attributable to the Company	$6,581	$12,829	$13,855	$(3,175)	$866

Net Income (Loss) Per Share by Segment
Net income per share, basic - Core Banking	$1.28	$0.70	$0.59	$1.24	$1.04
Net income (loss) per share, basic - SBA Lending (Q2)	0.13	0.28	0.07	(0.16)	0.06
Net income (loss) per share, basic - Mortgage Banking	2.78	5.42	5.85	(1.35)	0.37
Total net income (loss) per share, basic	$4.19	$6.40	$6.51	$(0.27)	$1.47

Net Income (Loss) Per Diluted Share by Segment
Net income per share, diluted - Core Banking	$1.27	$0.70	$0.59	$1.23	$1.03
Net income (loss) per share, diluted - SBA Lending (Q2)	0.13	0.27	0.07	(0.16)	0.05
Net income (loss) per share, diluted - Mortgage Banking	2.76	5.42	5.85	(1.33)	0.36
Total net income (loss) per share, diluted	$4.16	$6.39	$6.51	$(0.26)	$1.44

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Noninterest Expense Detail by Segment	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2020	2020	2020	2020	2019
Core Banking Segment:
Compensation	$4,127	$4,250	$4,219	$3,535	$4,015
Occupancy	1,392	1,512	1,239	1,133	1,200
Advertising	177	225	195	151	147
Other	2,416	1,933	1,980	1,901	1,747
Total Noninterest Expense	$8,112	$7,920	$7,633	$6,720	$7,109

SBA Lending Segment (Q2):
Compensation	$2,280	$1,939	$1,314	$1,569	$1,469
Occupancy	93	116	118	99	89
Advertising	10	6	-	9	5
Other	363	484	210	164	262
Total Noninterest Expense	$2,746	$2,545	$1,642	$1,841	$1,825

Mortgage Banking Segment:
Compensation	$27,455	$27,092	$21,363	$9,803	$12,336
Occupancy	1,100	1,207	855	757	633
Advertising	2,124	2,011	1,666	1,617	1,314
Other	2,865	3,677	1,850	1,337	1,055
Total Noninterest Expense	$33,544	$33,987	$25,734	$13,514	$15,338

	Three Months Ended
Mortgage Banking Noninterest Expense Fixed vs. Variable	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2020	2020	2020	2020	2019
Noninterest Expense - Fixed Expenses	$13,296	$11,838	$8,394	$6,740	$5,671
Noninterest Expense - Variable Expenses (5)	20,248	22,149	17,340	6,774	9,667
Total Noninterest Expense	$33,544	$33,987	$25,734	$13,514	$15,338

	Three Months Ended
SBA Lending (Q2) Data	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except percentage data)	2020	2020	2020	2020	2019
Final funded loans guaranteed portion sold, SBA	$14,116	$25,623	$16,605	$16,180	$10,830

Gross gain on sales of loans, SBA	$1,698	$3,094	$1,771	$1,597	$1,066
Weighted average gross gain on sales of loans, SBA	12.03%	12.08%	10.67%	9.87%	9.84%

Net gain on sales of loans, SBA (6)	$1,267	$2,366	$1,317	$1,229	$761
Weighted average net gain on sales of loans, SBA	8.98%	9.23%	7.93%	7.60%	7.03%

	Three Months Ended
Mortgage Banking Data	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except percentage data)	2020	2020	2020	2020	2019
Mortgage originations for sale in the secondary market	$1,430,628	$1,526,809	$1,003,518	$532,996	$542,568

Mortgage sales	$1,349,044	$1,471,501	$954,568	$488,457	$529,344

Gross gain on sales of loans, mortgage banking	$47,224	$53,633	$31,067	$14,912	$13,411
Weighted average gross gain on sales of loans, mortgage banking	3.50%	3.64%	3.25%	3.05%	2.53%

Mortgage banking income (7)	$42,300	$52,035	$43,713	$8,411	$15,923

(5)	Variable expenses include incentive compensation and advertising expenses.

(6)	Net of commissions, referral fees, SBA repair fees and discounts on unguaranteed portions held-for-investment, and inclusive of gains on servicing assets.

(7)	Net of lender credits and other investor expenses, and inclusive of loan fees, gains on mortgage servicing rights, fair value adjustments and gains (losses) on derivative instruments.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Summarized Consolidated Average Balance Sheets	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2020	2020	2020	2020	2019
Interest-earning assets
Average balances:
Interest-bearing deposits with banks	$34,412	$58,775	$25,985	$48,306	$46,296
Loans, excluding PPP	1,205,278	1,172,547	1,076,376	970,083	935,211
PPP loans	179,316	180,561	114,721	-	-
Investment securities - taxable	42,462	44,026	43,569	46,216	50,132
Investment securities - nontaxable	146,374	145,042	143,702	122,770	120,018
FRB and FHLB stock	17,992	17,293	16,804	14,878	14,149
Total interest-earning assets	$1,625,834	$1,618,244	$1,421,157	$1,202,253	$1,165,806

Interest income (tax equivalent basis):
Interest-bearing deposits with banks	$18	$22	$37	$153	$205
Loans, excluding PPP	13,171	12,924	12,164	11,736	11,724
PPP loans	1,085	1,019	671	-	-
Investment securities - taxable	471	483	502	504	585
Investment securities - nontaxable	1,508	1,507	1,514	1,300	1,278
FRB and FHLB stock	108	144	168	151	154
Total interest income (tax equivalent basis)	$16,361	$16,099	$15,056	$13,844	$13,946

Weighted average yield (tax equivalent basis, annualized):
Interest-bearing deposits with banks	0.21%	0.15%	0.57%	1.27%	1.77%
Loans, excluding PPP	4.37%	4.41%	4.52%	4.84%	5.01%
PPP loans	2.42%	2.26%	2.34%	0.00%	0.00%
Investment securities - taxable	4.44%	4.39%	4.61%	4.36%	4.67%
Investment securities - nontaxable	4.12%	4.16%	4.21%	4.24%	4.26%
FRB and FHLB stock	2.40%	3.33%	4.00%	4.06%	4.35%
Total interest-earning assets	4.03%	3.98%	4.24%	4.61%	4.79%

Interest-bearing liabilities
Average balances:
Interest-bearing deposits	$811,016	$842,363	$770,402	$716,051	$707,518
Fed funds purchased	-	-	1,978	143	-
Federal Home Loan Bank borrowings	306,299	292,876	292,168	248,205	207,851
Federal Reserve PPPLF borrowings	173,701	174,835	74,218	-	-
Subordinated debt and other borrowings	19,803	19,786	19,769	19,752	19,735
Total interest-bearing liabilities	$1,310,819	$1,329,860	$1,158,535	$984,151	$935,104

Interest expense:
Interest-bearing deposits	$936	$974	$1,311	$1,625	$1,749
Fed funds purchased	-	-	2	-	-
Federal Home Loan Bank borrowings	861	853	846	838	808
Federal Reserve PPPLF borrowings	153	154	66	-	-
Subordinated debt and other borrowings	337	356	318	320	318
Total interest expense	$2,287	$2,337	$2,543	$2,783	$2,875

Weighted average cost (annualized):
Interest-bearing deposits	0.46%	0.46%	0.68%	0.91%	0.99%
Fed funds purchased	0.00%	0.00%	0.40%	0.00%	0.00%
Federal Home Loan Bank borrowings	1.12%	1.16%	1.16%	1.35%	1.55%
Federal Reserve PPPLF borrowings	0.35%	0.35%	0.36%	0.00%	0.00%
Subordinated debt and other borrowings	6.81%	7.20%	6.43%	6.48%	6.45%
Total interest-bearing liabilities	0.70%	0.70%	0.88%	1.13%	1.23%

Interest rate spread (tax equivalent basis, annualized)	3.33%	3.28%	3.36%	3.48%	3.56%

Net interest margin (tax equivalent basis, annualized)	3.46%	3.40%	3.52%	3.68%	3.80%